                                                     Registration No. 33-
                                                                         -------
- --------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ----------------------

                           HANCOCK HOLDING COMPANY
           (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                   64-0169065
        (State or other                              (I.R.S. Employer
  jurisdiction of incorporation                    Identification Number)
       or organization)

                              ONE HANCOCK PLAZA
                         GULFPORT, MISSISSIPPI 39501
                               (601) 868-4000
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                           ----------------------

                     HANCOCK BANK 401(K) PLAN AND TRUST
                            (Full Title of Plan)


                GEORGE A. SCHLOEGEL                                        Copy to:
                   Vice Chairman                                      JAMES R. McILWAIN
                   of the Board                                        General Counsel
             Hancock Holding Company                                Hancock Holding Company
                One Hancock Plaza                                      One Hancock Plaza
           Gulfport, Mississippi 39501                            Gulfport, Mississippi 39501
                  (601) 868-4000                                        (601) 868-4000
(Name, address, including zip code, and telephone number,
     including area code, of agent for service)

                           ----------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

         In accordance with the terms of the Hancock Bank 401(k) Plan and
Trust.
                           ----------------------
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]
                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                      PROPOSED             PROPOSED
                                                                      MAXIMUM              MAXIMUM
              TITLE OF EACH                       AMOUNT              OFFERING            AGGREGATE
           CLASS OF SECURITIES                    TO BE              PRICE PER             OFFERING            AMOUNT OF
           TO BE REGISTERED(1)                REGISTERED(2)           UNIT(3)              PRICE(3)         REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------
Common Stock  . . . . . . . . . . . . .          200,000               $36.25             $7,250,000             $2,500
============================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) In the event of a stock split, stock dividend or similar transaction involving Common Stock of the Company, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the last sales prices per share of the Common Stock on May 28, 1996.

                           ----------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Hancock Holding Company (the "Company") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are incorporated in this Registration Statement by reference:

         (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, (including portions of the Company's Proxy Statement for the 1996 annual meeting of shareholders stated therein to be incorporated therein by reference);

         (2) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996, filed pursuant to Section 13 of the Exchange Act; and

         (3) the description of the Company's common stock, $3.33 par value, contained in the Company's Registration Statement on Form S-1 filed with the Commission on October 18, 1991, as amended (Registration Number 33-43427).

         All documents subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not required.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Miss. Code Ann. Section 79-4-8.50 et seq. provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and that he reasonably believed that conduct in his official capacity with the corporation was in the corporation's best interests and that in other cases, his conduct was not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         The indemnification provisions of Miss. Code Ann. Section 79-4-8.50 et seq. are not exclusive; however, a corporation may not indemnify any person who is adjudged liable to the corporation in an action by or in the right of the corporation or who is adjudged liable on the basis that personal benefit was improperly received by him. A corporation has the power to obtain and maintain insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

         The Company's Articles of Incorporation and Bylaws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Company to the full extent permitted by Mississippi law.

         The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

       4 .1 Amended and Restated Articles of Incorporation dated November 8, 1990 (filed as Exhibit 3.1 to the Registrant's Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

       4 .2      Amended and Restated Bylaws dated November 8, 1990 (filed as
                 Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

       4 .3 Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, dated October 16, 1991 (filed as
                 Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended September 30, 1991).

       4 .4 Articles of Correction, filed with the Mississippi Secretary of State on November 15, 1991 (filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarter ended September 30,
                 1991).

       4 .5 Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, adopted February 13, 1992 (filed as
                 Exhibit 3.5 to the Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

       4 .6 Articles of Correction, filed with Mississippi Secretary of State on March 2, 1992 (filed as Exhibit 3.6 to the Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

       4 .7 Specimen stock certificate (reflecting change in par value from $10.00 to $3.33, effective March 6, 1989) (filed as
                 Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended March 31, 1989, and incorporated herein by reference).

       5 .1 Opinion of counsel as to the legality of the securities being registered.

       15.1      Not applicable.

       23.1      Consent of Deloitte & Touche LLP.

       23.2      Consent of counsel (included in Exhibit 5).

       24.1 Power of Attorney (included on the Signature Page attached hereto).

         The Company will submit the Plan to the Internal Revenue Service for a determination that the Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of shares are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on this the 31st day of May 1996.


                                          HANCOCK HOLDING COMPANY



                                          By:   /s/  Leo W. Seal, Jr.
                                              ---------------------------------
                                                Leo W. Seal, Jr.
                                                President

                                          POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Leo W. Seal, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                  Title                                Date
       ---------                                  -----                                ----
/s/  Leo W. Seal, Jr.                      President and Director                    May 31, 1996
- --------------------------------           (Principal Executive
Leo W. Seal, Jr.                           Officer)


/s/  Joseph F. Boardman, Jr.               Director,                                 May 31, 1996
- --------------------------------           Chairman of the Board
Joseph F. Boardman, Jr.


/s/  Thomas W. Milner, Jr.                 Director                                  May 31, 1996
- --------------------------------
Thomas W. Milner, Jr.

/s/  George A. Schloegel                   Director,                                 May 31, 1996
- --------------------------------           Vice-Chairman of the Board
George A. Schloegel

/s/  Dr. Homer C. Moody, Jr.               Director                                  May 31, 1996
- --------------------------------
Dr. Homer C. Moody, Jr.

/s/  James B. Estabrook, Jr.               Director                                  May 31, 1996
- --------------------------------
James B. Estabrook, Jr.

/s/  Charles H. Johnson                    Director                                  May 31, 1996
- --------------------------------
Thomas W. Milner, Jr.

/s/  L. A. Koenenn, Jr.                    Director                                  May 31, 1996
- --------------------------------
L. A. Koenenn, Jr.

/s/  Victor Mavar                          Director                                  May 31, 1996
- --------------------------------
Victor Mavar

/s/  C. Stanley Bailey                     Principal Financial                       May 31, 1996
- --------------------------------           & Accounting Officer
C. Stanley Bailey

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on this the 31st day of May 1996.


                                    HANCOCK BANK, AS PLAN ADMINISTRATOR
                                    FOR HANCOCK BANK 401(k) PLAN & TRUST




                                    By:   /s/  Martha B. Peterman
                                       ----------------------------------------
                                          Martha B. Peterman
                                          Vice President and Personnel Director

                                 EXHIBIT INDEX

  NUMBER                                   ITEM DESCRIPTION

       4 .1 Amended and Restated Articles of Incorporation dated November 8, 1990 (filed as Exhibit 3.1 to the Registrant's Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

       4 .2      Amended and Restated Bylaws dated November 8, 1990 (filed as
                 Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

       4 .3 Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, dated October 16, 1991 (filed as
                 Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended September 30, 1991).

       4 .4 Articles of Correction, filed with the Mississippi Secretary of State on November 15, 1991 (filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarter ended September 30,
                 1991).

       4 .5 Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, adopted February 13, 1992 (filed as
                 Exhibit 3.5 to the Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

       4 .6 Articles of Correction, filed with Mississippi Secretary of State on March 2, 1992 (filed as Exhibit 3.6 to the Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

       4 .7 Specimen stock certificate (reflecting change in par value from $10.00 to $3.33, effective March 6, 1989) (filed as
                 Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended March 31, 1989, and incorporated herein by reference).

       5 .1 Opinion of counsel as to the legality of the securities being registered.

       23.1      Consent of Deloitte & Touche LLP.

       23.2      Consent of counsel (included in Exhibit 5).

       24.1 Power of Attorney (included on the Signature Page attached hereto).